ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                        PHOENIX INTERNATIONAL LTD., INC.

         These Articles of Amendment to the Restated Articles of Incorporation of Phoenix International Ltd., Inc., a Florida corporation (the "Corporation"), are hereby adopted pursuant to Section 607.1006 of the Florida Business Corporation Act (the "Act").

                                       I.

         The name of the corporation is Phoenix International Ltd., Inc.

                                       II.

         Effective the date hereof, Article I of the Restated Articles of Incorporation of Phoenix International Ltd., Inc. is amended to read as follows:

                                   "ARTICLE I.
                           NAME AND PRINCIPAL OFFICE"
                            -------------------------

         "The name of the Corporation is `Sphinx International, Inc.' The principal office of the Corporation is 500 International Parkway, Heathrow, Florida 32746."

                                      III.

         All other Articles and provisions of the Restated Articles of Incorporation shall remain in full force and effect.

                                       IV.

         This amendment was duly approved by the Board of Directors on November 19,2000, and approved by the shareholders on February 22, 2001, both in accordance with Section 607.1003 of the Act. The number of votes cast for the amendment by the shareholders was sufficient for approval.


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         IN WITNESS WHEREOF, the Corporation has caused these Articles of
Amendment to be executed by its duly authorized officer as of the 23rd day of February, 2001.

                                     PHOENIX INTERNATIONAL LTD., INC.

                                     /s/  Bahram Yusefzadeh
                                     ---------------------------------------
                                     By: Bahram Yusefzadeh
                                     Title: Chairman and Chief Executive Officer